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                                   EXHIBIT 21

                            SYMBOL TECHNOLOGIES, INC.
                    LIST OF SUBSIDIARIES AS OF MARCH 1, 2003

Symbol Technologies, Inc. owns directly or indirectly 100% of the stock of the following corporations:

Subsidiaries of Symbol Technologies, Inc.
U.S. CORPORATIONS

@pos.com, Inc.
3051 N. First Street
San Jose, CA 95134
State of Incorporation:  Delaware

Covigo, Inc.
3051 N. First Street
San Jose, CA 95134
State of Incorporation:  Delaware

Sonshire Industries, Inc.
One Symbol Plaza
Holtsville, New York 11742-1300
State of Incorporation: New York

Symbol Technologies International, Inc.
One Symbol Plaza
Holtsville, New York 11742
State of Incorporation:  New York

Symbol Technologies International, Inc.
One Symbol Plaza
Holtsville, New York 11742
State of Incorporation:  Delaware

Symbolease Inc.
One Symbol Plaza
Holtsville, New York 11742
State of Incorporation:  Delaware

Symbol Technologies Asia, Inc.
One Symbol Plaza
Holtsville, New York 11742
State of Incorporation:  Delaware
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Symbolease Canada, Inc.
5180 Orbitor Drive
Mississauga, Ontario
Canada L4W 4Z2
State of Incorporation:  Delaware

The Retail Technology Group, Inc.
One Symbol Plaza
Holtsville, NY 11742
State of Incorporation:  Delaware

Telxon Corporation
One Symbol Plaza
Holtsville, NY 11742
State of Incorporation:  Delaware

Telxon System Services, Inc.
One Symbol Plaza
Holtsville, NY 11742
State of Incorporation:  Delaware

Subsidiaries of Symbol Technologies, Inc.
FOREIGN CORPORATIONS

Symbol Technologies Asia Pte Ltd.
230 Victoria Street
04-05 Bugis Junction Office Tower
Singapore 0718
Country of Incorporation:  Singapore

Symbol Technologies Japan , Inc.
San-Ei Building, 4F, 1-22-2, Nishi - Shinjuku
Shinjuku-Ku, Tokyo-160
Japan
Country of Incorporation:  Japan

Productos Y Servicios De Telxon, S.A. de CV (Mexico)
Call Carlos Dicken #2814 Col. Infonavit Casas Grandes
Cd. Juarez, Chihuahua, Mexico 32600
Country of Incorporation:  Mexico


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Symbol Technologies Holdings Do Brasil Ltda.
Rua da Consolacao, no. 247, 6th floor, Suite 4-E
City of Sao Paulo
State of Sao Paulo
Brazil
Country of Incorporation:  Brazil

Symbol Technologies Do Brasil Ltda.
Avenida Tamore, no. 450
City of Barueri
State of Sao Paulo
Brazil
Country of Incorporation:  Brazil

Symbol Technologies India Private Limited
"FM House"
6/12, Primrose Road
Gurappa Avenue
Bangalore 560 025
India
Country of Incorporation:  India

Symbol Technologies Mexico, Limited
Blvd. Manuel Avila, Camacho # 88, Piso 3, Col. Lomas de Chapultapec C.P. 11000 Mexico, D.F. Mexico
Country of Incorporation: Mexico

Symbol De Mexico, S, De R, L, De C.V.
Avila Camacho, 1325 Altos Col.
Medardo Gonzalez. Reynosa, Tomaulipas, Mexico
Country of Incorporation:  Mexico

Symbol Technologies Netherlands, B.V.
Kerkplein 2, 7051 CX, Postbus 24 7050 AA
Varsseveld, Netherlands
Country of Incorporation:  The Netherlands

Subsidiaries of Symbol Technologies International, Inc.
U.S. CORPORATIONS

Symbol Technologies Africa, Inc.
Block BZ  Rutherford Estate
1 Scott Street
Waverly 209
Republic of South Africa
State of Incorporation:  Delaware
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FOREIGN CORPORATIONS
Symbol Technologies Limited
Symbol Place, Winnersh Triangle,
Berkshire, England RG415TP
Country of Incorporation:  United Kingdom

Symbol Technologies Pty. Ltd.
432 Street, Kilda Road
Melbourne, VIC 3004
Australia
Country of Incorporation:  Australia

Symbol Technologies GmbH
2 Haus - 5 Stock
Prinz-Eugenstrasse 70
1040 Wein
Austria
Country of Incorporation:  Austria

Symbol Technologies Canada, ULC.
5180 Orbitor Drive
Mississauga, Ontario, Canada L4W 5L9
Country of Incorporation:  Canada

Symbol Technologies A/S
Gydevang 2,
DK-3450 Allerod
Denmark
Country of Incorporation:  Denmark


Symbol Technologies S.A.S
Centre d'Affaire d'Anthony
3 Rue de la Renaissance
92184 Antony Cedex, France
Country of Incorporation:  France

Symbol Technologies GmbH
Waldstrasse 68
6057 Dietzenbach
Germany
Country of Incorporation:  Germany

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Symbol Technolohgies GmbH & Co. KG
Waldstrasse 68
6057 Dietzenbach
Germany
Country of Incorporation: Germany
Date of Incorporation: 5/13/74

Symbol Technologies S.R.L.
Via Cristoforo Colombo, 49
20090 Trezzano S/L Naviglio,
Milan, Italia
Country of Incorporation:  Italy

Symbol Technologies O.Y.
Huoneisto A6
Kaupintie 8
FIN - 00440
Helsinki, Finland
Country of Incorporation:  Finland

Symbol Technologies AB
Strandzaga 78
Box 1354
SE -171-26
Solna, Sweden
Country of Incorporation:  Sweden

Symbol Technologies S.L.
Edificioi la Piovera Azul
C. Peonias, No.2 - Sexta Planta
28042 Madrid
Spain
Country of Incorporation:  Spain

Subsidiaries of Telxon Corporation
U.S. CORPORATIONS

Metanetics Corporation
One Symbol Plaza
Holtsville, NY 11742-1300
State of Incorporation:  Delaware

Penright! Corporation
6480 Via Del Oro
San Jose, California  95119
State of Incorporation:  Delaware

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Subsidiaries of @pos.com.Inc.
U.S. CORPORATIONS

Crossvue, Inc.
3051 N. First Street
San Jose, CA 95134
State of Incorporation:  Delaware

FOREIGN CORPORATION
Crossvue (Private) Limited
No. 80 Navam Mawatham,
Colombo 02 , Sri Lanka
Country of Incorporation:  Sri Lanka